Exhibit 10.4

UPON RECORDING, RETURN TO:

Texans Commercial Capital, LLC

777 East Campbell Road, Suite 650

Richardson, Texas  75081

Attention:  Linda Robertson

THIS INSTRUMENT SHALL ALSO

CONSTITUTE A FIXTURE FILING

DEED OF TRUST, SECURITY AGREEMENT, FINANCING
STATEMENT, AND ASSIGNMENT OF RENTAL

THE STATE OF COLORADO	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF SAN MIGUEL	§

THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF RENTAL is executed on the date of acknowledgment to be effective as of September 29, 2006, by BEHRINGER HARVARD MOUNTAIN VILLAGE, LLC, a Colorado limited liability company, whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Grantor”), to the Public Trustee of San Miguel County, Colorado (“Trustee”), for the benefit of TEXANS COMMERCIAL CAPITAL, LLC, a Texas limited liability company (“Beneficiary”), whose address is 777 E. Campbell Road, Suite 650, Richardson, Texas 75081.

ARTICLE I

DEFINITIONS

Section 1.1.            As used herein, the following terms shall have the definitions assigned to them as follows:

“Beneficiary” has the meaning assigned to it in the preamble hereof.

“Code” means the Uniform Commercial Code as adopted in the state of Colorado

“Collateral” means all of Grantor’s right, title, and interest, now owned or hereafter acquired, in and to the following described properties and interests:

(1)           All portions of the Personal Property which are either fixtures or personal property, tangible or intangible; and

(2)           All building materials, equipment, machinery and other items of personal property of any kind or character now or hereafter related to, situated upon or used, or acquired for use, upon or in connection with any part of the Real Estate; and

(3)           All revenues, receipts, income, accounts, accounts receivable and other receivables arising under, out of, in connection with or related to the Real Estate and including, without limitation, revenues, receipts, income, receivables and accounts relating to or arising from rentals and rent equivalent income and time share income; and

(4)           All insurance, accounts, inventory, instruments, chattel paper, documents, consumer goods, insurance proceeds, Leases, contract rights and general intangibles now, or hereafter related to, any of the Real Estate, including, without limitation, the following:

(A)          All contracts now or hereafter entered into by and between Grantor, as owner, and any contractor, or any other party, as well as all right, title, and interest of Grantor in, to, and under any subcontracts, providing for the construction (original, restorative or otherwise) of any of the Improvements, and of any other buildings, structures or improvements to, or on, the Real Estate (or any part thereof), or the furnishing of any materials, supplies, equipment, or labor in connection with any such construction;

(B)           All of the plans, specifications, and drawings (including, without limitation, plot plans, foundation plans, utility facilities plans, floor plans, elevations plans, framing plans, cross-sections of walls plans, mechanical plans, electrical plans, architectural and engineering plans and specifications, and architectural and engineering studies and analyses) heretofore or hereafter prepared by any architect or engineer with respect to any of the Real Estate;

(C)           All agreements now or hereafter entered into with any party with respect to architectural, engineering, management, brokerage, promotional, marketing, or consulting services rendered or to be rendered, with respect to the planning, design, inspection, or supervision of the construction, development, management, marketing, promotion, leasing, operation, or sale of any of the Real Estate and including, without limitation, the Approved Management Agreement;

(D)          Any completion bonds, performance bonds, labor and material payment bonds, and any other bonds (and the proceeds therefrom) relating to any of the Real Estate or to any contract providing for construction of any of the Improvements or any other buildings, structures, or improvements to, or on, any of the Real Estate;

(E)           All rights or awards due to Grantor arising out of any eminent domain proceedings for the taking or for loss of value of any of the Real Estate;

(F)           All Rentals;

(G)           All of Grantor’s right, title and interest in and to all trademarks, trade names, or symbols under which any of the Real Estate is operated or the business of Grantor at the Real Estate is conducted and all agreements now or hereafter entered into by Grantor with respect thereto;

(H)          All revenues, receipts, income, accounts, accounts receivable and other receivables arising out of the leasing or operation of, or the business conducted at or in relation to, any of the Real Estate;

(I)            All monetary deposits which Grantor has been, or may be, required to give to any public or private utility with respect to utility services furnished, or to be furnished, to the Real Estate;

(J)            All rights to payment from any consumer credit/charge card organization or entity (such as or similar to the organizations or entities which sponsor and administer the American Express, Carte Blanche, Diner’s Club, Visa, the Discover Card and Mastercard cards);

(K)          All contracts of sale and options relating to the disposition of any of the Real Estate;

(L)           All products and proceeds arising by virtue of any transaction related to the disposition of any of the Mortgaged Property;

(M)         All deposits of cash, securities, or other property which may be held at any time, and from time to time, by Grantor to secure the performance by each Lessee of such Lessee’s covenants, agreements, and obligations under any Lease;

(N)          To the extent assignable, all permits, licenses (including, without limitation, liquor licenses), franchises, certificates, and other rights and privileges obtained by Grantor in connection with the Mortgaged Property;

(O)          The balance of every deposit account (now or hereafter existing) of Grantor with Beneficiary (or any agent, affiliate, or subsidiary of Beneficiary) and any other claim of Grantor against Beneficiary (now or hereafter existing) and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Grantor which at any time shall come into the possession, custody, or control of Beneficiary (or any agent, affiliate, or subsidiary of Beneficiary);

(P)           All proceeds payable or to be payable under each policy of insurance relating to the Real Estate and/or the Personal Property;

(Q)          the Declarant Rights; and

(R)           All books, records, computer programs, tapes, discs, computer software and other like records and information evidencing, securing, relating to or concerning the Real Estate, the Personal Property, and the property described in clauses (1), (2), (3) and (4) (A) through (Q), above (but excluding Grantor’s income tax returns and similar financial records pertaining to Grantor);

(5)           All leases, licenses, security agreements, and all other contracts and agreements governing or relating to Grantor’s ownership, use, operation or sale of any of the Mortgaged Property, to the extent not otherwise included; and

(6)           All payments under insurance (whether or not Beneficiary is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, to the extent not otherwise included; and

(7)           All replacements and substitutes for, all products and proceeds of, and all accessions to, the foregoing.

“Declarant Rights” means all rights of Grantor as Declarant pursuant to any Condominium Declaration (as defined in Section 6.1).

“Deed of Trust” means this Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental, including all exhibits attached hereto, as the same may, at any time and from time to time, be renewed, extended, modified and/or increased.

“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement of even date herewith, executed by Grantor and Guarantors, for the benefit of Beneficiary, as it may from time to time be amended, supplemented or restated.

“Event of Default” has the meaning set forth in Section 3.1 hereof.

“Governmental Authority” means any governmental authority, the United States of America, any state of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Mortgaged Property, or over Grantor or any occupant or user of the Mortgaged Property, or any of their respective businesses, operations, assets or properties.

“Grantor” has the meaning assigned to it in the preamble hereof.

“Grantor’s Successors” means each and all of the heirs, executors, administrators, legal representatives, successors, and assigns of Grantor, both immediate and remote.

“Improvements” means the Residential Condominium (as defined in the Loan Agreement) and the improvements and amenities associated therewith and all buildings and improvements now or hereafter situated on or in connection with the Land.

“Land” means all of that certain tract of real property located in San Miguel County, Colorado, more particularly described upon Exhibit A attached hereto, together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, projections, and appurtenances thereto.

“Lease” means any ground lease, space lease, sublease or other agreement (oral or written) under the terms of which any person other than Grantor has or acquires any right to occupy, use, or manage the Mortgaged Property, or any part thereof, or interest therein.

“Lessee” means each lessee, sublessee, tenant, guest or other Person having the right to occupy, use, or manage the Mortgaged Property, or any part thereof, under a Lease.

“Loan” means the indebtedness and obligations of Grantor evidenced by the Loan Documents.

“Loan Agreement” means that certain Loan Agreement dated of even date herewith between Grantor and Beneficiary, as it may, at any time and from time to time, be amended, supplemented or restated.

“Loan Documents” means the Note, the Loan Agreement, the Environmental Indemnity Agreement, and this Deed of Trust, together with all loan agreements, security agreements, deeds of trust, collateral pledge agreements, assignments, guaranties or contracts evidencing, or securing the Secured Indebtedness, as they may, at any time and from time to time, be amended, renewed, extended, increased, supplemented and/or restated.

“Mortgaged Property” means the Land, Improvements, Personal Property and the Collateral, collectively.

“Note” means that certain promissory note dated of even date herewith, executed by Grantor and payable to the order of Beneficiary, in the original principal amount of Thirty-One Million Six Hundred Fifty Thousand and no/100 Dollars ($31,650,000.00), bearing interest as therein specified, containing a clause requiring the payment of reasonable attorneys’ fees, and providing that the principal balance of such note shall be due and payable on October 1, 2009 (or October 1, 2010 if extended as provided in the Loan Agreement) as it may, at any time and from time to time, be renewed, extended, modified, increased, supplemented or restated.

“Permitted Exceptions” means those items shown upon Exhibit B attached hereto.

“Personal Property” means all fixtures and building materials and, to the extent, if any, owned by Grantor, machinery, equipment, furniture, furnishings, inventory, and personal property, and all renewals, replacements and substitutions therefor and additions thereto, in which Grantor now has, or at any time hereafter acquires, an interest, and which now, or at any time hereafter, are situated on the Land or the Improvements.

“Real Estate” means the Land, the Improvements, the Personal Property, the Leases, the Rental, the Declarant Rights, and all other estates, easements, licenses, interests, rights, titles, powers and privileges of every kind and character which Grantor now has or at any time hereafter acquires, in and to the Land, the Improvements, the Personal Property, and the proceeds of any and all insurance covering the Land, the Improvements, the Leases, the Rental or the Personal Property.

“Rental” means all rents, issues, profits, royalties, bonuses, revenue, receipts, income, accounts, accounts receivable and other receivables, and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any Lease and including, without limitation, all revenues, receipts, income, receivables and accounts relating to or arising from rentals and rent equivalent income; all liquidated damages following defaults under any Lease; all proceeds payable under any policy of insurance covering loss of rents, issues, profits, royalties, bonuses, revenue, receipts, income, accounts, accounts receivable and other receivables, and other benefits; and any and all rights which Grantor may have against any Lessee or against any other Person under or in connection with any Lease.

“Secured Indebtedness” means:

(a)           All indebtedness, liabilities, indemnities and obligations arising under the Note, the Loan Agreement, this Deed of Trust, and the other Loan Documents;

(b)           All loans and advances which Beneficiary may hereafter make to or for the benefit of Grantor in connection with the Loan or the Mortgaged Property;

(c)           All other and additional indebtedness, liabilities and obligations of every kind and character, of Grantor now or hereafter existing in favor of Beneficiary in connection with the Loan or the Mortgaged Property, regardless of whether they are direct, indirect, primary, secondary, joint, several, joint and several, liquidated, unliquidated, fixed or contingent; and

(d)           Any and all renewals, increases, extensions, modifications, rearrangements, or restatements of and supplements to all or any part of the loans, advances, indebtednesses, liabilities, and obligations described or referred to in subparagraphs (a) through (c) above, together with all costs, expenses and reasonable attorneys’ fees incurred in connection with the enforcement or collection thereof.

“Trustee” has the meaning assigned to it in the preamble.

Section 1.2.            All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Loan Agreement.

ARTICLE II

GRANT

Section 2.1.

(a)           For good and valuable consideration, including the indebtedness evidenced by the Note, the Secured Indebtedness and the trust hereinafter described, the receipt and legal sufficiency of which are hereby expressly acknowledged by all parties, Grantor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, AND CONVEY unto Trustee IN TRUST FOREVER, WITH POWER OF SALE for the benefit and security of Beneficiary, the Mortgaged Property, subject only to the Permitted Exceptions.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Trustee and Trustee’s successors or substitutes in this trust, and Trustee’s and its or his successors and assigns, in trust, and for the uses and purposes hereinafter set forth, forever.

(b)           This Deed of Trust shall also constitute a security agreement with respect to, and Grantor hereby grants to Beneficiary a security interest in, the Collateral.  This Deed of Trust shall constitute a “fixture filing” for purposes of Chapter 9 of the Code.  Portions of the Collateral are or may become fixtures.  Information concerning the security interests herein granted may be obtained at the addresses stated in the introductory paragraph of this Deed of Trust.

(c)           To the extent that any of the Collateral is not subject to the Uniform Commercial Code of the state or states where it is situated, Grantor hereby assigns to Beneficiary all of Grantor’s right, title, and interest in and to the Collateral to secure the Secured Indebtedness, together with the right of set-off with regard to such Collateral (or any part hereof).  Release of the lien of this Deed of Trust shall automatically terminate this assignment.

Section 2.2.            Grantor, for Grantor and Grantor’s Successors, hereby agrees to warrant and forever defend, all and singular, title to the Mortgaged Property unto Trustee, and Trustee’s successors or substitutes in this trust, forever, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to the Permitted Exceptions.

Section 2.3.            This Deed of Trust, and all rights, remedies, powers, privileges, and benefits, and all titles, interests, liens, and security interests created hereby, or arising by virtue hereof, are given to secure payment and performance of the Secured Indebtedness.

Section 2.4.            A carbon, photographic, or other reproduction of this Deed of Trust, or any financing statement relating to this Deed of Trust, shall be sufficient as a financing statement.

ARTICLE III

RESPECTING DEFAULTS AND REMEDIES OF BENEFICIARY

Section 3.1.            The term “Event of Default” shall mean the occurrence of an Event of Default, as such term is defined in the Loan Agreement.

Section 3.2.            Upon the occurrence of an Event of Default, Beneficiary may, at Beneficiary’s option, do any one or more of the following:

(a)           If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or other Loan Documents, Beneficiary may, but shall not be obligated to any person to, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Secured Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, or at such other place as Beneficiary may direct by written notice, all sums so advanced or paid by Beneficiary, with interest at the Default Rate (as defined in the Loan Agreement) from the date when paid or incurred by Beneficiary.  No such payment by Beneficiary shall constitute a waiver of any Event of Default.  In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

(b)           Beneficiary may, at its option, declare the Note and all or any other portion of the remaining Secured Indebtedness to be immediately due and payable without presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, all of which are expressly waived by Grantor; provided, however, that if any Event of Default specified in Article VII(e) or (f) of the Loan Agreement shall occur, the Note and the remaining Secured Indebtedness shall thereupon become due and payable concurrently therewith, without any further action by Beneficiary and without presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, all of which are expressly waived by Grantor.

(c)           Beneficiary may foreclose this Deed of Trust, insofar as it encumbers the Mortgaged Property, either by judicial action or through a public trustee foreclosure sale through the Trustee.  If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en masse, as Beneficiary may elect in its sole discretion.  Foreclosure through Trustee will be initiated by Beneficiary’s filing of its notice of election and demand for sale with Trustee.  Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks’ public notice of the time and place of such sale by advertisement weekly five times in some newspaper of general circulation then published in San Miguel County, Colorado.  Any sale conducted by Trustee pursuant to this section shall be held at the front door of the county courthouse for San Miguel County, Colorado, or on the Mortgaged Property, or at such other place as similar sales are then customarily held in San Miguel County, Colorado, provided that the actual place of sale shall be specified in the notice of sale.  All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals and environmental evaluations of the Mortgaged Property obtained by Beneficiary, all costs of any receivership for the Mortgaged Property advanced by Beneficiary, and all attorneys’, legal assistants’ and consultants’ fees incurred by Beneficiary, shall constitute a part of the Secured Indebtedness and may be included as part of the amount owing from Grantor to Beneficiary at any foreclosure sale.  The proceeds of any sale under this section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Indebtedness; any surplus remaining shall be paid over to Grantor or to such other person or persons as may be lawfully entitled to such surplus.  At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the Mortgaged Property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the Mortgaged Property described in the certificate.  After the expiration of all applicable periods of redemption, unless the Mortgaged Property sold has been redeemed by Grantor, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be.  Nothing in this section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

(d)           Beneficiary shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Indebtedness or the solvency of any person liable therefor, to the appointment of a receiver for the Mortgaged Property upon ex-parte application to any court of competent jurisdiction.  Grantor waives any right to any hearing or notice of hearing prior to the appointment of a receiver.  Such receiver and his agents shall be empowered (a) to take possession of the Mortgaged Property and any businesses conducted by Grantor or any other person thereon and any business assets used in connection therewith and, if the receiver deems it appropriate, to operate the same, (b) to exclude Grantor and Grantor’s agents, servants, and employees from the Mortgaged Property, (c) to collect the rents, issues, profits, and income therefrom, (d) to complete any construction which may be in progress, (e) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) to use all stores of materials, supplies, and maintenance equipment on the Mortgaged Property and replace such items at the expense of the receivership estate, (g) to pay all taxes and assessments against the Mortgaged Property and the Collateral, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally to do anything which Grantor could legally do if Grantor were in possession of the Mortgaged Property.  All expenses incurred by the receiver or his agents shall constitute a part of the Secured Indebtedness.  Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Beneficiary, together with interest thereon at the default rate, as set forth in the Note, from the date incurred until repaid, and the balance shall be applied toward the Secured Indebtedness or in such other manner as the court may direct.  Unless sooner terminated with the express consent of Beneficiary, any such receivership will continue until the Secured Indebtedness has been discharged in full, or until title to the Mortgaged Property has passed after foreclosure sale and all applicable periods of redemption have expired.

(e)           It is intended by each of the foregoing provisions of Subsection 3.2(c) and Subsection 3.2(d) that Trustee may, after any request or direction by Beneficiary, sell not only the Real Estate but also the Collateral and other interests constituting a part of the Mortgaged Property, or any part thereof, along with the Real Estate, or any part thereof, all as a unit and as a part of a single sale, or may sell any part of the Mortgaged Property separately from the remainder of the Mortgaged Property.  The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Secured Indebtedness and the expense of executing this trust, this Deed of Trust and the assignments, liens, and security interests hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales of less than the whole of the Mortgaged Property had occurred, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property.

(f)            Grantor and Beneficiary agree that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Trustee or Beneficiary, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Indebtedness, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee and without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(g)           [Reserved.]

(h)           Beneficiary may, or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Secured Indebtedness in accordance with the terms hereof or of the Note or the other Loan Documents, to foreclose or otherwise enforce the assignments, liens, and security interests created or evidenced by the other Loan Documents, or this Deed of Trust as against all, or any part of, the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

(i)            To the maximum extent permitted by law, Beneficiary, as a matter of right without notice to Grantor and without regard to the sufficiency of the security, and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, rents, issues, profits, revenues, receipts, accounts, accounts receivable and other receivables thereof.

(j)            To the maximum extent permitted by law, Beneficiary may enter upon the Land, take possession of the Mortgaged Property and remove the Collateral or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability on the part of Beneficiary, take possession of any property located on or in the Real Estate which is not a part of the Mortgaged Property and hold or store such property at Grantor’s expense.

(k)           Beneficiary may require Grantor to assemble the Collateral, or any part thereof, and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to Grantor and Beneficiary.

(l)            After notification, if any, hereafter provided in this Subsection, Beneficiary may, or the Trustee may, upon request of Beneficiary, sell, lease, or otherwise dispose of, at the office of Beneficiary, or on the Land, or elsewhere as chosen by Beneficiary, all or any part of the Collateral, in its then condition, or following any commercially reasonable preparation or processing, and each “Sale” (as used herein, the term “Sale” means any such sale, lease, or other disposition made pursuant to this Subsection 3.2(l)) may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts, and, at any Sale, it shall not be necessary to exhibit the Collateral, or part thereof, being sold.  The Sale of any part of the Collateral shall not exhaust Beneficiary’s power of Sale, but Sales may be made, from time to time, until the Secured Indebtedness is paid and performed in full.  Reasonable notification of the time and place of any public Sale pursuant to this Subsection, or reasonable notification of the time after which any private Sale is to be made pursuant to this Subsection, shall be sent to Grantor and to any other person entitled to notice under Chapter 9 of the Code; provided, that if the Collateral being sold, or any part thereof, is perishable, or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Beneficiary may sell, lease, or otherwise dispose of such Collateral without notification, advertisement or other notice of any kind.  It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for the purposes of this Subsection.

(m)          Beneficiary may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Indebtedness, and, in connection therewith, Grantor hereby appoints Beneficiary (or any officer of Beneficiary), as the true and lawful agent and attorney-in-fact for Grantor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

(n)           Beneficiary may retain the Collateral in satisfaction of the Secured Indebtedness whenever the circumstances are such that Beneficiary is entitled to do so under the Code.

(o)           Beneficiary may buy the Mortgaged Property, or any part thereof, at any public Sale or judicial Sale (including any Sale of the Collateral as contemplated in Subsection 3.2(l) hereof).

(p)           Beneficiary may buy the Collateral, or any part thereof, at any private Sale if the Collateral, or part thereof, being sold is a type customarily sold in a recognized market or a type which is the subject of widely distributed standard price quotations.

(q)           Beneficiary shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any other security instrument, or under the Code, or otherwise.

(r)            Notwithstanding anything contained herein to the contrary, Beneficiary may proceed under Chapter 9 of the Code as to any or all personal property covered hereby or, at Beneficiary’s election, Beneficiary may proceed as to both the real and personal property covered hereby in accordance with Beneficiary’s rights and remedies in respect of real property, in which case the provisions of Chapter 9 of the Code (and Subsection 3.2(l) hereof) shall not apply.

Section 3.3.            If Beneficiary is the purchaser of the Mortgaged Property, or any part thereof, at any sale thereof (including any Sale of the Collateral as contemplated in Subsection 3.2(l) hereof), whether such sale be under the power of sale hereinabove vested in Trustee, or upon any other foreclosure or enforcement of the assignments, liens, and security interests hereof, or otherwise, Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the assignments, liens, and security interests of these presents.

Section 3.4.            Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after the occurrence of an Event of Default, Beneficiary may use or operate the Mortgaged Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Beneficiary with respect to the Mortgaged Property.  Grantor covenants to promptly reimburse and pay to Beneficiary, at the place where the Note is payable, or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate (as defined in the Loan Agreement), and all such expenses, cost, taxes, interest, and other charges shall be a part of the Secured Indebtedness.  It is agreed, however, that the risk of accidental loss or damage to the Mortgaged Property is undertaken by Grantor, and Beneficiary shall have no liability whatever for decline in value of the Mortgaged Property, nor for failure to obtain or maintain insurance, nor for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

Section 3.5.            If the assignments, liens, or security interests hereof shall be foreclosed or otherwise enforced by a Trustee’s sale, or by any other judicial or non-judicial action, then the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of that portion of the Mortgaged Property purchased, and if Grantor or Grantor’s Successors shall hold possession of any of said portion of the Mortgaged Property subsequent to such foreclosure, Grantor and Grantor’s Successors shall be considered as tenants at sufferance of the purchaser at such foreclosure sale, and anyone occupying the Mortgaged Property (or any part thereof) after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without (to the maximum extent permitted by law) process of law, and all damages by reason thereof are hereby expressly waived.

Section 3.6.            The proceeds from any sale, lease or other disposition made pursuant to this Article III, or the proceeds from surrendering any insurance policies pursuant to Subsection 3.2(m) hereof, or any Rental collected by Beneficiary pursuant to Article IV hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, as follows:  FIRST, to the Secured Indebtedness, in the order and manner described in Section 2.04 of the Loan Agreement, and SECOND, the balance, if any, remaining after the full and final payment and performance of the Secured Indebtedness, to Grantor, or as otherwise required by applicable law.

Section 3.7.            This instrument shall be effective as a mortgage as well as a deed of trust, and upon the occurrence of an Event of Default may be foreclosed as to the Mortgaged Property in any manner permitted by the laws of the State in which the Land is located and any other state in which any part of the Mortgaged Property is situated.  Any foreclosure suit may be brought by Trustee or Beneficiary.  If a foreclosure hereunder is commenced by Trustee, Beneficiary may, at any time before the sale, direct the Trustee to abandon the sale, and may then institute suit for the collection of the Note, and for the foreclosure or enforcement of the assignments, liens, and security interests hereof.  If Beneficiary should institute a suit for the collection of the Note, and for a foreclosure or enforcement of the assignments, liens, and security interests hereof, it may, at any time before the entry of a final judgment in said suit, dismiss the same, and require Trustee to sell the Mortgaged Property, or any part thereof, in accordance with the provisions of this Deed of Trust.

Section 3.8.            (a)  In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows that notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Secured Indebtedness equal to the difference between the amount owing on the Secured Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Grantor expressly waives any right of offset to which Grantor might be entitled pursuant to those statutes.  Grantor recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Grantor, any Guarantor, and others against whom recovery of a deficiency is sought.

(b)           Alternatively, in the event the waiver provided for in subsection (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):  (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

ARTICLE IV

LEASES AND ASSIGNMENT OF RENTAL

Section 4.1.            Grantor hereby absolutely assigns to Beneficiary all Rental payable under each Lease now or at any time hereafter existing, such assignment being upon the following terms:

(a)           until Beneficiary notifies Grantor of an Event of Default, Grantor shall collect Rental directly from each Lessee, and each Lessee shall pay Rental directly to Grantor, but Grantor covenants to hold the Rentals in trust, to be applied, and Grantor covenants to apply the Rentals, to the payment of (i) the Note and the remaining Secured Indebtedness, and (ii) reasonable and necessary expenses and charges with respect to the ownership, maintenance and operation of the Mortgaged Property, all before the Rentals are applied by Grantor for any other purpose not inconsistent with the Loan Agreement;

(b)           upon receipt by Grantor from Beneficiary of notice of the occurrence of an Event of Default and that Rental shall be paid directly to Beneficiary, Grantor is hereby directed to pay directly to Beneficiary all Rental thereafter accruing received by Grantor;

(c)           upon receipt by Grantor, the manager of the Mortgaged Property and/or any Lessee from Beneficiary of notice of the occurrence of an Event of Default and that Rental shall be paid directly to Beneficiary, Grantor, such manager and each Lessee that receives notice of the occurrence of an Event of Default are hereby authorized and directed by Grantor to pay directly to Beneficiary all Rental thereafter accruing, and the receipt of Rental by Beneficiary shall be a release of each such manager or Lessee to the extent of all amounts so paid to Beneficiary;

(d)           Rental so received by Beneficiary shall be applied by Beneficiary, at its option, in any order determined by Beneficiary in its sole and unreviewable discretion, notwithstanding any instructions, directions or requests from Grantor, manager or any Lessee to the contrary, to (i) the payment and performance of the Secured Indebtedness and/or (ii) reasonable expenses of and charges with respect to the ownership, maintenance and operation of the Mortgaged Property (and including, at Beneficiary’s option, the maintenance, without interest thereon, of a reasonable reserve for replacement); and

(e)           Beneficiary shall not be liable for Beneficiary’s failure to collect, or its failure to exercise diligence in the collection of, Rental, but shall be accountable only for Rental that it shall actually receive.

This assignment is in addition and in supplement to, and Beneficiary’s rights and remedies under this Article IV are cumulative of, Beneficiary’s rights and remedies under any other document or assignment concerning or applicable to each Lease now or at any time hereafter existing or Rentals thereunder, or any part thereof.

As between Beneficiary and Grantor, and any person claiming through or under Grantor, the assignment contained in this Section 4.1 is intended to be absolute, unconditional and presently effective, and the provisions of Subsection 4.1(c) are intended solely for the benefit of the manager of the Mortgaged Property and each Lessee and shall never inure to the benefit of Grantor or any person claiming by, through or under Grantor, other than a manager or a Lessee who has not received such notice.  It shall not be necessary for Beneficiary to institute legal proceedings of any kind whatsoever to enforce the provisions of this Section 4.1.

Section 4.2.            Nothing in this Article IV shall be construed as subordinating this Deed of Trust to any Lease.

Section 4.3.            In the event that Beneficiary ever collects Rental, Beneficiary shall be entitled to pay its agent as compensation for collecting such Rental, from sums so collected, a reasonable fee.

Section 4.4.            Grantor consents to Beneficiary’s application of Rentals as provided in Section 4.1.(d), and Grantor acknowledges and agrees that it is in Grantor’s best interest and for Grantor’s benefit for Beneficiary to apply the Rentals as provided in Section 4.1.(d).  Grantor shall not challenge or interfere with Beneficiary’s application of Rentals as provided in Section 4.1.(d).

Section 4.5.

(a)           Notwithstanding any provision in this Deed of Trust to the contrary, upon full payment and satisfaction of the Secured Indebtedness, this assignment of Rental shall terminate.  Written demand made by Beneficiary delivered to any Lessee for payment of Rentals by reason of the occurrence of any Event of Default claimed by Beneficiary shall be sufficient evidence of each such Lessee’s obligation and authority to make all future payments of Rentals to Beneficiary without the necessity for further consent by the Grantor.  Grantor hereby indemnifies and agrees to hold each Lessee free and harmless from and against all liability, loss, cost, damage or expense suffered or incurred by such Lessee by reason of its compliance with any demand for payment of Rentals made by the Beneficiary contemplated by the preceding sentence.

(b)           If Beneficiary receives any Rentals as provided in this Article IV, then the provisions of Section 5.19. shall apply to the Rentals received by Beneficiary.

ARTICLE V

MISCELLANEOUS

Section 5.1.            If the Secured Indebtedness is paid in full and all obligations of Grantor under the Loan Documents are performed in full, then this conveyance shall become null and void and shall be released at Grantor’s request and expense; otherwise, it shall remain in full force and effect.

Section 5.2.            As used in this Article V, “Rights” means rights, remedies, powers and privileges, and “Liens” means all assignments, titles, interests, liens, security interests, and other encumbrances.  All Rights and Liens herein expressly conferred are cumulative of all other Rights and Liens herein, or by law or in equity provided, or provided in any other security instrument, and shall not be deemed to deprive Beneficiary or Trustee of any such other legal or equitable Rights and Liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Deed of Trust, the Note and the other Loan Documents, and the employment of any Rights hereunder, or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate Rights.

Section 5.3.            Any and all covenants in this Deed of Trust may from time to time, by instrument in writing signed by Beneficiary and delivered to Grantor, be waived to such extent and in such manner as Beneficiary may desire, but no such waiver shall ever affect or impair Beneficiary’s Rights or Liens hereunder, except to the extent so specifically stated in such written instrument.  Impossibility shall not excuse the performance of any covenant or condition in this Deed of Trust.

Section 5.4.            Without waiving any right of Beneficiary arising out of a breach by Grantor of Grantor’s obligations and covenants under the Loan Documents, if Grantor, or any of Grantor’s Successors, conveys its interest in any of the Mortgaged Property to any other party, then Beneficiary may, without notice to Grantor, or its successors and assigns, deal with any owner of any part of the Mortgaged Property with reference to this Deed of Trust and the Secured Indebtedness, either by way of forbearance on the part of Beneficiary, or extension of time of payment of the Secured Indebtedness, or release of all or any part of the Mortgaged Property, or any other property securing payment of the Secured Indebtedness, without in any way modifying or affecting Beneficiary’s Rights and Liens hereunder or the liability of Grantor, or any other party liable for payment of the Secured Indebtedness, in whole or in part.

Section 5.5.            Grantor hereby waives all Rights of marshaling in the event of any foreclosure of the Liens hereby created.

Section 5.6.            It is understood and agreed that the proceeds of the Note, to the extent that the same are utilized to pay or renew or extend any indebtedness of Grantor, or any other indebtedness, or take up or release any outstanding Liens against the Mortgaged Property, or any portion thereof, have been advanced by Beneficiary at Grantor’s request and at the request of the obligors thereof and upon their representation that such amounts are due and payable.  Beneficiary shall be subrogated to any and all Rights and Liens owned or claimed by any owner or Beneficiary of said outstanding Rights and Liens, however remote, regardless of whether said Rights and Liens are acquired by assignment or are released by the Beneficiary thereof upon payment.

Section 5.7.            Each and every party who signs this Deed of Trust, and each and every subsequent owner of any of the Mortgaged Property, covenants and agrees that such party will perform or cause to be performed, each and every condition, term, provision, and covenant of this Deed of Trust, except that such party shall have no duty to pay the indebtedness evidenced by the Note except in accordance with the terms of the Note, and the terms of this Deed of Trust or in accordance with the terms of the transfer to him.

Section 5.8.            If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Deed of Trust, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.  If the Rights and Liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Indebtedness, then the unsecured portion of the Secured Indebtedness shall be completely paid prior to the payment of the remaining and secured portion of the Secured Indebtedness, and all payments made on the Secured Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Indebtedness.

Section 5.9.            This Deed of Trust is binding upon Grantor and Grantor’s Successors, and shall inure to the benefit of Beneficiary, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.  The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor’s Successors.  Beneficiary may at any time and from time to time assign or sell to other lenders all or a portion of the indebtedness secured hereby, or sell participations therein, and may, in contemplation of such sale or assignment divulge, and deliver copies of, information (financial or otherwise) concerning Grantor, any Guarantor and the Mortgaged Property to prospective lenders.

Section 5.10.          This Deed of Trust may be executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original.

Section 5.11.          Beneficiary shall have the right at any time to file this Deed of Trust as a financing statement, but the failure to do so shall not impair the validity and enforceability of this Deed of Trust in any respect whatsoever.  Grantor grants to Beneficiary the right to file any financing statement, continuation or amendment deemed appropriate by Beneficiary, without signature by Grantor and without notice, in connection with the security interests granted herein or in any other Security Instrument.

Section 5.12.          Grantor hereby assumes all liability for the Mortgaged Property, for the Liens created therein by this Deed of Trust, and for any development, use, possession, maintenance, and management of, and construction upon, the Mortgaged Property, or any part thereof, and agrees to assume liability for, and to indemnify and hold Beneficiary harmless from and against, any and all claims, causes of action, or liabilities, for injuries to or deaths of persons and damage to property, howsoever arising, from or incident to such development, use, possession, maintenance, management, and construction, whether such persons be agents or employees of Grantor or of third parties, or such damage be to property of Grantor or of others save and except for such damage or injury as is the result of Beneficiary’s gross negligence or willful misconduct.  Grantor agrees to indemnify, save and hold harmless Beneficiary from and against, and covenants to defend Beneficiary against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses, including, but not limited to, court costs and reasonable attorneys’ fees, howsoever arising or incurred because of, incident to, or with respect to the Mortgaged Property or any development, use, possession, maintenance, or management thereof or construction thereon.

Section 5.13.          If all or any portion of the proceeds of the loan evidenced by the Note has been advanced for the purpose of paying the purchase price for all or a part of the Mortgaged Property, then Beneficiary shall have, and is hereby granted, a vendor’s lien on the Mortgaged Property to further secure the Secured Indebtedness, and Beneficiary shall be subrogated to all rights, titles, interests, liens, and security interests owned or claimed by the holder of any indebtedness which has been directly or indirectly discharged or paid from the proceeds of the loan evidenced by the Note.

Section 5.14.          All references to “Article,” “Articles,” “Section,” “Sections,” “Subsection,” or “Subsections” contained herein are, unless specifically indicated otherwise, references to articles, sections, and subsections of this Deed of Trust.

Section 5.15.          Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

Section 5.16.          The captions, headings, and arrangements used in this Deed of Trust are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 5.17.          Whenever this Deed of Trust requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given when given in accordance with the provisions of Section 9.01 of the Loan Agreement; provided that any notice of foreclosure shall be effective when given in accordance with statutory requirements notwithstanding anything to the contrary contained herein or in Section 9.01 of the Loan Agreement.

Notwithstanding any provision contained herein or in any of the other Loan Documents to the contrary, in the event that Beneficiary shall fail to give any notice to Grantor required hereunder or thereunder, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce the Loan Documents to give such notice and to have any action of Beneficiary postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Beneficiary, and no Person shall have any right to damages (whether actual or consequential) or any other type of relief not herein specifically set out against Beneficiary, all of which damages or other relief are expressly waived by Grantor.  The foregoing is not intended and shall not be deemed under any circumstances to require Beneficiary to give notice of any type or nature to any Person except as expressly set forth herein or as may be otherwise expressly required by applicable law regarding statutory notice of non-judicial foreclosure sales of certain collateral.

Section 5.18.          The substantive laws of the State of Colorado shall govern the creation, perfection and enforcement of the liens, rights and obligations created and intended to be created in this Deed of Trust.  All other aspects of this Deed of Trust and of the loan transaction evidenced by the Note and the other Loan Documents are intended to be governed by the laws of the State of Texas, as specified therein, unless federal law requires the application of federal law.

Section 5.19.          No provision herein or in any promissory note, instrument, or any other Security Instrument evidencing or securing the Secured Indebtedness shall require the payment or permit the collection of interest in excess of the maximum permitted by law.  If any excess of interest in such respect is provided for herein or in any other Security Instrument, the provisions of this paragraph shall govern, and neither Grantor nor any borrower shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law.  The intention of the parties being to conform strictly to the usury laws now in force, all promissory notes, instruments, and other Loan Documents evidencing or securing the Secured Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

Section 5.20.          Except to the extent venue necessarily lies in San Miguel County, Colorado to foreclose or otherwise enforce the provisions of the Deed of Trust, any suit, action or proceeding against Grantor with respect to this Deed of Trust or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, or in the United States Courts located in Dallas County, Texas, as Beneficiary in its sole discretion may elect and Grantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.  Grantor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Beneficiary by registered or certified mail, postage prepaid, to Grantor’s address set forth in the first paragraph of this Deed of Trust.  Grantor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Security Instrument brought in the courts located in the State of Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  GRANTOR AND BENEFICIARY HEREBY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.

Section 5.21.          Time is of the essence of this Deed of Trust and the other Loan Documents.

Section 5.22.          Nothing contained in this Deed of Trust, the Note, or any of the other Loan Documents nor the acts of the parties hereto shall be construed to create a relationship of principal and agent, partnership, or joint venture between Grantor and Beneficiary.

Section 5.23.          Beneficiary may, from time to time, in Beneficiary’s sole discretion, contract for and procure an Appraisal of the Mortgaged Property.  Grantor covenants and agrees to pay the cost of each such Appraisal within ten (10) days of written notice from Beneficiary specifying the amount due.  All amounts due hereunder shall constitute part of the Secured Indebtedness.  Notwithstanding the foregoing, so long as no Event of Default has occurred, Grantor shall not be required to pay for more than one Appraisal per calendar year.

Section 5.24.  It is agreed and understood that Grantor shall provide to Beneficiary, on or before January 31st of each year during the term of the Note secured hereby, written evidence that all ad valorem taxes and other assessments against the property have been paid in full.

Section 5.25.  Reference is made to Article VII(k) of the Loan Agreement for a statement of a prohibition against sale, conveyance, transfer, mortgage or encumbrance of the Mortgaged Property or any interest therein, which terms and provisions are incorporated herein by reference.

Section 5.26.          Reference is made to Section 8.08 Application of Insurance Proceeds and Section 8.09 Application of Condemnation Proceeds of the Loan Agreement for a statement of Grantor’s and Beneficiary’s rights in and to proceeds of insurance policies in respect of the Mortgaged Property or any part thereof and of condemnation proceeds with respect to the Mortgaged Property, any portion thereof and any interest therein, which terms and provisions are incorporated herein by reference.

Section 5.27.          The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings.  No provision of this Deed of Trust may be modified, waived or terminated except by an instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

Section 5.28.          Beneficiary has not consented to any priority of a contractor’s lien for construction of any improvements to the Mortgaged Property, and any such lien hereafter arising shall be subordinate and inferior to the lien of this instrument.

Section 5.29.          Any obligation or liability of  Grantor hereunder shall be enforceable only against, and payable only out of, the property of Grantor, and in no event shall any officer, director, shareholder, partner, beneficiary, agent, advisor or employee of Grantor, be held to any personal liability whatsoever or be liable for any of the obligations of Grantor hereunder, or the property of any such Persons be subject to the payment of any such obligations, except in the case of certain Persons as otherwise specifically provided in the Loan Documents and where such Persons have executed a written agreement pertaining thereto.

ARTICLE VI

PARTIAL RELEASE

Section 6.1.            Definitions.           As used in this Article VI, the following terms shall have the meanings assigned to them as follows:

“Condominium Declaration” means any residential condominium declaration affecting the Property, filed by Grantor or Declarant, to which Beneficiary has subordinated the lien of this Deed of Trust.

“Net Sale Proceeds” means the difference between (i) the gross sales price of a Unit and (ii) ordinary and actual closing costs incurred by Grantor, as seller of the Unit to be released, which costs shall not exceed the normal costs associated with such sales in the area in which the Unit is located.

“Permitted Sale” means for which the gross sales price is equal to or greater than the price contemplated in the Price Schedule attached to the Loan Agreement as Exhibit J.

“Release Price” means for any Unit the amount equal to ninety percent (90%) of the Net Sale Proceeds.

“Unit” means each residential condominium unit under the Condominium Declaration.

Section 6.2.            Release Conditions.  Notwithstanding anything to the contrary contained in this Deed of Trust, or any of the other Loan Documents, so long as (i) no Event of Default or Potential Default has occurred and is continuing and (ii) after the release of a Unit, the aggregate Appraised Value of all Units remaining subject to the lien of this Deed of Trust would be not less than the quotient of (x) the outstanding principal balance of the Secured Indebtedness immediately following Lender’s receipt and application of the Release Price for said Unit divided by (y) seventy-five percent (75%), then Borrower shall, upon a Permitted Sale of a Unit, be entitled to obtain a partial release of said Unit from the lien of this Deed of Trust upon satisfaction of the following terms and conditions:

(a)           Grantor shall pay to Beneficiary, in cash, the Release Price for the Unit and a release fee of $50.00.  The Release Price shall be applied by Beneficiary as a prepayment of the Secured Indebtedness.

(b)           Grantor shall deliver to Beneficiary a partial release of lien in form and content satisfactory to Beneficiary.

(c)           Grantor shall pay all expenses of Beneficiary arising in connection with the release of such Unit including, without limitation, all reasonable attorneys’ fees incurred by Beneficiary and the expense, if any, to Beneficiary of inspecting the Unit prior to release.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED to be effective as of the day and date first above written.

GRANTOR:

BEHRINGER HARVARD MOUNTAIN VILLAGE, LLC,
a Colorado limited liability company

By:	Behringer Harvard Short-Term Opportunity Fund I LP,
a Texas limited partnership,
its manager

	By:	Behringer Harvard Advisors II LP.
a Texas limited partnership,
its general partner

		By:	Harvard Property Trust, LLC,
a Delaware limited liability company
its general partner

By:
Gerald J. Reihsen, III
Secretary

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on this              day of September, 2006, by Gerald J. Reihsen, III, Secretary of Harvard Property Trust, LLC, a Delaware limited liability company, as general partner on behalf of Behringer Harvard Advisors II LP, a Texas limited partnership, as general partner on behalf of Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, as manager on behalf of Behringer Harvard Mountain Village LLC, a Colorado limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of Texas

(SEAL)

Exhibit A	-	Legal Description
Exhibit B	-	Permitted Exceptions

EXHIBIT A

Legal Description

LOTS SS165-A and SS165-B, Town of Mountain Village, Colorado, according to the plat filed in the office of the Clerk and Recorder in Plat Book 1 at Page 2281, and according to the Town of Mountain Village Official Lot List, recorded in Book 586 at page 548;

TOGETHER WITH the Road Access Easement Agreement, recorded May 17, 2006 at Reception No. 384207; Subject to the terms, conditions, provisions and obligations contained therein;

LESS AND EXCEPT all rights to minerals and oil, gas or other hydrocarbons located on, in or under the subject property, without any right of surface entry for exploration, development or extraction, as reserved to The Telluride Company in Deed recorded in Book 494 at page 22 and in Book 515 at page 626;

County of San Miguel, Colorado.

EXHIBIT B
Permitted Exceptions

Those exceptions to title contained in the Loan Policy of Title Insurance issued to Mortgagee by Stewart Title Guaranty Company, insuring the lien of this Deed of Trust.